Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138888, 333-155671 and 333-155673) and on Form S-8 (No. 333-91141, 333-54118, 333-74920, 333-122806, and 333-141185) of Plains All American Pipeline, L.P. of our report dated February 26, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

February 26, 2009